Exhibit 5.1

June 1, 2015

Gaslog Partners LP

Gildo Pastor Center
7 Rue du Gabian
MC 98000
Monaco

Re:	Gaslog Partners, LP

Dear Sirs:

We have acted as special counsel on matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) to Gaslog Partners LP (the “Partnership”), a Marshall Islands limited partnership, in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with respect to the registration under the Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Act of up to an aggregate initial offering amount of $600,000,000 of (i) common units representing limited partner interests of the Partnership (the “Common Units”), (ii) other classes of units representing limited partnership interests of the Partnership (the “Other Units”), (iii) debt securities of the Partnership (the “Debt Securities”), (iv) warrants to purchase Common Units, Other Units or other rights of the Partnership (the “Warrants”), (v) rights to purchase Common Units or Other Units (the “Rights”) and (vi) units consisting of any combination of Common Units, Other Units, Debt Securities, Warrants and Rights (the “Combination Units” and, together with the securities specified in clauses (i) through (v) above, the “Securities”).Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

In so acting, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the form of preliminary prospectus (the “Prospectus”) included therein, and (ii) originals, or copies certified or otherwise identified to our satisfaction, of all such records of the Partnership, agreements and other documents, certificates of public officials, officers and representatives of the Partnership and other appropriate persons, and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents

Gaslog Partners, LP

June 1, 2015

submitted to us as photostatic or facsimile copies, and the accuracy of the factual representations made to us by officers and other representatives of the Partnership. As to any questions of fact material to our opinion, we have, wherein relevant facts were not independently established, relied upon the aforesaid certificates.

We have also assumed that (i) the definitive terms of any Securities, other than Common Units, offered pursuant to the Registration Statement will have been established in accordance with the provisions of the First Amended and Restated Agreement of Limited Partnership of the Partnership filed with the Commission on April 21, 2014 and Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership filed with the Commission on October 30, 2014, resolutions of the Board of Directors of the Partnership and applicable law, (ii) any Securities issuable upon conversion, exchange or exercise of any Securities being offered, will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) any Securities consisting of Common Units and Other Units have been duly approved for issuance by the Partnership and will be validly issued, against receipt of the consideration approved by the Partnership, (iv) the Registration Statement, and any amendments thereto, will have become effective, (v) a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby, (vi) all Securities will be issued in compliance with applicable U.S. Federal and State Securities and other laws as well as the terms of the Registration Statement and the Prospectus, and (vii) a definitive underwriting agreement or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto.

With respect to the issuance and sale of any Warrants, we have further assumed that (i) a warrant agreement (the “Warrant Agreement”) with respect to such Warrants will have been executed and delivered by the Partnership, as issuer, and a warrant agent, (ii) the Warrant Agreement will be governed by New York law and will be in compliance with all applicable provisions of Marshall Islands law, (iii) the Warrants will have been duly and validly authorized, created, executed and delivered by the Partnership and duly executed by the warrant agent appointed by the Partnership, and (iv) the Warrants will have been issued and delivered by the Partnership against receipt of the consideration therefore approved by the Partnership.

With respect to the issuance and sale of any Debt Securities, we have further assumed that (i) an indenture in substantially the form annexed to the Registration Statement which we have reviewed together with any applicable supplemental indenture (collectively, an “Indenture”) will have been duly executed and delivered by the Partnership and the trustee named therein as well as any other entities party thereto, (ii) such Indenture will be governed by New York law and will be in compliance with all applicable provisions of Marshall Islands and U.S. Federal and State laws, and (iii) the Debt Securities will have been duly and validly authorized, executed and delivered by the Partnership and, such Debt Securities will be executed, authenticated, issued and delivered (a) against receipt of consideration therefore approved by the Partnership and (b) as provided in such Indenture and otherwise issued in compliance with all applicable laws.

Gaslog Partners, LP

June 1, 2015

With respect to the issuance and sale of Rights, we have further assumed (i) that a subscription rights agreement (the “Subscription Agreement”) with respect to such Rights will have been executed and delivered by the parties thereto, (ii) the Subscription Agreement will be governed by New York law and will be in compliance with all applicable provisions of Marshall Islands and U.S. Federal and State laws, and (iii) the Rights will have been duly and validly authorized, executed and delivered by the Partnership and, such Rights will be issued (a) against receipt of consideration therefore approved by the Partnership and (b) as provided in the Subscription Agreement.

With respect to the issuance and sale of any Combination Units, we have further assumed that (i) a unit agreement (the “Unit Agreement”) with respect to such Combination Units will have been executed and delivered by the Partnership, as issuer, and a unit agent, (ii) the Unit Agreement will be governed by New York law and will be in compliance with all applicable provisions of Marshall Islands and U.S. Federal and State laws, (iii) the Combination Units will have been duly and validly authorized, created, executed and delivered by the Partnership and duly executed by the unit agent appointed by the Partnership, and (iv) the Combination Units will have been issued and delivered by the Partnership (a) against receipt of the consideration therefore approved by the Partnership and (b) as provided in the Unit Agreement.

This opinion is limited to Marshall Islands Law as of the date hereof. In rendering our opinion as to the valid existence in good standing of the Partnership, we have relied solely on a Certificate of Goodstanding issued by the Registrar of Corporations of the Republic of the Marshall Islands on the date hereof.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

A.	The Partnership is a limited partnership duly formed, validly existing and in good standing under the law of the Republic of The Marshall Islands and has the limited partnership power to issue the Securities.

B.	Any Securities consisting of Common Units and Other Units when issued and delivered against payment therefore, will be duly and validly issued, fully paid and non-assessable (except as such non-assessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act).

C.	Any Securities consisting of Warrants, Debt Securities, Rights or Combination Units when issued and delivered pursuant to the terms of the applicable Warrant Agreement, Indenture, Subscription Agreement or Unit Agreement, as the case may be, will constitute legal, valid and binding obligations of the Partnership, and will be, in the case of the Debt Securities, entitled to the benefits provided by such Indenture.

Gaslog Partners, LP

June 1, 2015

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. We disavow any undertaking to advise you of any changes in laws.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in such Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
COZEN O’CONNOR
/s/ Cozen O’Connor